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                                                                   Exhibit 99.2



                            CERTIFICATION PURSUANT TO
            SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as chief financial officer of Iron Age Holdings Corporation (the "Company"), does hereby certify that to the undersigned's knowledge:

         3)   the Company's 10-Q fully complies with the requirements of
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         4) the information contained in the Company's 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                       /s/ Bart R. Huchel
                                       ------------------
                                       Bart R. Huchel
                                       Chief Financial Officer,
                                       Vice President - Finance and Treasurer



Dated: December 10, 2002